UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007 (May 18, 2007)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

575 West Street, Suite 110
Mansfield, Massachusetts		02048
(Address of principal executive offices)		(Zip Code)

(508) 851-1400

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2007, Melissa Wong Bethell and Jeffrey B. Schwartz resigned as members of the Board of Directors.  Ms. Bethell’s and Mr. Schwartz’s decisions to resign from the Board are not the result of any disagreement with the Company, known to any executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

On May 21, 2007, the Board of Directors of the Company, by unanimous written consent, reduced the size of the Board from ten to nine persons, additionally, the Board elected Richard H. Wiley, the Company’s Chief Financial Officer, Treasurer and Secretary, as a Director of the Company. Mr. Wiley will serve until the next annual meeting of stockholders and thereafter until his successor is duly elected and qualified.

Also on May 21, 2007, the Board of Directors of the Company elected John Allan as the non-executive Chairman of the Board of Directors.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By:	/s/ Richard H. Wiley
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and Secretary

Date: May 22, 2007